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                                                                    EXHIBIT 10.8

                                W. R. GRACE & CO.
                        EXECUTIVE SALARY PROTECTION PLAN


                                  AS ADOPTED BY
                               W. R. GRACE & CO.,
                           A CONNECTICUT CORPORATION,
                           EFFECTIVE DECEMBER 2, 1976
                                   AND AMENDED
                             EFFECTIVE MAY 25, 1988


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                           AS ADOPTED AND CONTINUED BY
                                W. R. GRACE & CO.
                             A NEW YORK CORPORATION,
                             EFFECTIVE MAY 25, 1988



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                                W. R. GRACE & CO.
                        EXECUTIVE SALARY PROTECTION PLAN


                                  INTRODUCTION

     Effective December 2, 1976, W. R. Grace & Co., a Connecticut corporation ("Grace Connecticut"), adopted the W. R. Grace & Co. Executive Salary Protection Plan (the "Plan") for the purpose of providing salary continuation benefits in the event of the death or disability of an Eligible Executive (as described in the Plan) of Grace Connecticut or its subsidiaries.

     The Plan was last amended effective November 5, 1987, for all Eligible Executives who die or become disabled while employed on or after such date.

     As a result of a corporate reorganization whereby Grace Connecticut became a subsidiary of W. R. Grace & Co., a New York corporation ("Grace New York") (and was renamed "W. R. Grace & Co. -- Conn."), Grace Connecticut amended the Plan (as set forth herein), effective May 25, 1988, and Grace New York adopted and assumed the sponsorship of the Plan, as amended, as of such date, for the benefit of all persons who, on the immediately preceding date, were Eligible Executives under the Plan (as maintained by Grace Connecticut) and all other employees of Grace New York or its subsidiaries who on or after May 25, 1988, become Eligible Executives under the terms of the Plan.



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                                W. R. GRACE & CO.
                        EXECUTIVE SALARY PROTECTION PLAN

ss.1.      Purpose of the Plan

     To induce the employment or continued employment of Key Employees and to enable the Company to compete with other corporations offering benefits in obtaining and retaining the services of competent executives, in order that the interests of the Company may be advanced.

ss.2.      Definitions

     Unless otherwise required by the context, the following terms when used in this Plan shall have the meanings set forth in this section.

     (a) "Board of Directors": The Board of Directors of the Company.

     (b) "Committee": The Committee designated to administer the ESP Plan pursuant to the provision of ss.3.

     (c) "Company": W. R. Grace & Co., a New York corporation. Prior to May 25, 1988, the term "Company" meant W. R. Grace & Co., a Connecticut corporation, which is referred to herein as "Grace Connecticut".

     (d) "Eligible Executive": A Key Employee under the age of 70 who is eligible to participate in the ESP Plan in accordance with standards established by the Committee pursuant toss.4(a).

     (e) "ESP Agreement": An Agreement entered into between the Company and an Eligible Executive pursuant to the provision of ss.4(b), providing for the continuance of the Eligible Executive's Recognized Compensation in the event of death or disability (as determined in accordance with ss.4(b)).

     (f) "ESP Plan" or "Plan": The Executive Salary Protection Plan of the Company herein set forth as the same may from time to time be amended.

     (g) "Key Employee": An employee of the Company or of a Subsidiary, including an officer or director who is an employee, who in the opinion of the Committee can contribute significantly to the growth and successful operations of the Company or a Subsidiary.

     (h) "Officers": The chairman, vice chairmen, president, secretary, treasurer and all executive vice presidents, senior vice presidents, and vice presidents of the Company.

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     (i) "Recognized Compensation": The base monthly salary of the Eligible
Executive as of the time of death or disability (as determined in accordance with ss.4(b)), or at such other time as shall be specified by the Committee; provided that the Committee may specify a fixed amount which may be higher or lower than the Eligible Executive's base monthly salary, and provided further that Recognized Compensation shall not exceed the highest base salary earned by the Eligible Executive during the five years preceding his death or disability (as determined in accordance with ss.4(b)) in any event.

     (j) "Subsidiary": A corporation or other form of business association of which shares (or other ownership interests) having 50% or more of the voting power are owned or controlled, directly or indirectly, by the Company.

ss.3.      Administration

     (a) The ESP Plan shall be administered by the Salary, Incentive Compensation and Employee Benefits Committee of the Board of Directors; provided that such Committee shall consist of no less than five (5) directors of the Company, and provided further, that no member of the Committee shall be eligible to participate in the Plan while serving on the Committee.

     (b) The Committee may establish such rules and regulations, not inconsistent with the provisions of the ESP Plan, as it deems necessary to determine eligibility to participate in the Plan and for the proper administration of the Plan, and may amend or revoke any rule or regulation so established. The Committee may make such determinations and interpretations under or in connection with the Plan as it deems necessary or advisable. All such rules, regulations, determinations and interpretations, subject to the provisions of ss.3.1 of the By-Laws of the Company, shall be binding and conclusive upon the Company, its Subsidiaries, its shareholders and all employees, and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

     (c) Any action required or permitted to be taken by the Committee under this Plan may be taken in accordance with Article III of the By-Laws of the Company even though, because of a vacancy or vacancies as a result of resignations or otherwise, the total number of directors who are then members of the Committee shall be less than five.



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     (d) Members of the Board of Directors and members of the Committee acting under the ESP Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the performance of their duties.

ss.4.      Executive Salary Protection Agreements

     (a) Officers, and such other Key Employees as the Committee shall from time to time select, shall be eligible to participate in the ESP Plan. The Committee may require participants in the Plan to meet such standards of health as the Committee may from time to time establish, and, for this purpose, the Committee may require the employee to furnish information as to his physical condition and medical history and to submit to one or more physical examinations.

     (b) Upon a Key Employee's qualification as an Eligible Executive, the Company may enter into an agreement with such employee providing for the continued payment of his Recognized Compensation in the event he should die or become disabled before reaching age 70 and while an active employee of the Company or a Subsidiary. An Eligible Executive shall be determined to be disabled for purposes of the ESP Plan if and when he is determined to be disabled pursuant to the W. R. Grace & Co. Long Term Disability Income Plan.

     (i) The agreement shall provide for the continuation, in the event of such employee's death (except as otherwise provided in subparagraph (iii) of this paragraph (b)), of his Recognized Compensation for such periods as the Committee may determine, provided that the amounts and the periods do not exceed the following:

               (A)  100% of his Recognized Compensation for the first twelve
                    (12) months following death;

               (B) 50% of his Recognized Compensation for the next one-hundred-eight (108) months; provided that, in the event the employee dies at age 56 or thereafter, the payments referred to in this clause (B) shall not be continued for more than the following periods:


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                                                      Maximum
           Age at Death                    Number of Monthly Payments
           ------------                    --------------------------
                  56                                  96
                  57                                  84
                  58                                  72
                  59                                  60
                  60                                  54
                  61                                  48
                  62                                  48
                  63                                  48
                  64                                  48
                  65                                  42
                  66                                  36
                  67                                  30
                  68                                  24
                  69                                  18


     (ii) The agreement shall also provide for the continuation, in the event that an Eligible Executive shall become disabled, of his Recognized Compensation for such periods as the Committee may determine, provided that the amounts and the periods do not exceed the following:

               (A)  100% of his Recognized Compensation for the first twelve
                    (12) months after he has become disabled;

               (B) 60% of his Recognized Compensation until he attains age 65, provided that in the event he becomes disabled at age 60 or thereafter, the payments referred to in this clause (B) shall not be continued for more than the following periods:


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              Age at Date                   Number of Months of Compensation
              of Disability                    After 12 Months at 100%
              -------------                 --------------------------------
                   60                                  48
                   61                                  36
                   62                                  30
                   63                                  24
                   64                                  18
                   65                                  12
                   66                                   9
                   67                                   6
                   68                                   3
                   69                                   0

The agreement shall further provide that no Eligible Executive shall be entitled to any continuation of Recognized Compensation in accordance with this subparagraph (ii) unless he is a participant in the W. R. Grace & Co. Long Term Disability Income Plan, and that any amounts which may be payable to him in accordance with this subparagraph (ii) shall be reduced by (x) the amount of any benefits payable to him under the W. R. Grace & Co. Long Term Disability Income Plan and under any other disability payment arrangement between him and the Company or a Subsidiary, and any social security benefits payable to him, for any reason, or to any members of his family by reason of his disability, and (y) from and after the date he reaches age 62, any retirement benefits to which he may be entitled under any retirement plan of the Company or a Subsidiary.

         (iii) The agreement shall also provide for the continuation, in the event of an Eligible Executive's death while he is receiving payments provided for in subparagraph (ii) of this paragraph (b), of his Recognized Compensation for such periods as the Committee may determine, provided that the amounts and the periods do not exceed the amounts and periods specified in clauses (A) and
(B) of subparagraph (i) of this paragraph (b).

         (c) The payments provided for in an ESP Agreement (other than payments provided for in accordance with subparagraph (ii) of paragraph (b) of this ss.4) shall be made to the beneficiary or beneficiaries (which may include one or more trusts or other entities) of the employee designated by him in



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accordance with the provisions of the ESP Agreement, or, if no such designation was effectively made, such payments shall be made to the employee's estate or other person or persons entitled to receive the same under the laws of testate or intestate succession, as the case may be.

         (d) All rights of an employee under an ESP Agreement shall terminate
(i) upon his reaching age 70, (ii) thirty (30) days following the date upon which he retires or otherwise (except by reason of death or disability) ceases to be an active employee of the Company or a Subsidiary, or (iii) thirty (30) days following the date upon which written notice is given to him that the Committee has determined that he is no longer a Key Employee, whichever is earlier. A leave of absence, if approved by the Committee, shall not be deemed a cessation of employment or a loss of Key Employee status within the meaning of this paragraph.

         (e) Subject to compliance with the provisions of this Plan, each ESP Agreement shall contain such other terms and conditions and shall be in such form as the Committee may determine. Without limiting the foregoing, the ESP Agreement may, if so prescribed by the Committee, include a requirement that the employee contribute towards the cost of the benefits provided thereunder.

ss.5.      Insurance

         Upon the determination of the Committee, the Company may procure one or more life insurance policies, including group policies, on the lives of Eligible Executives covered by the ESP Plan or may by other appropriate means provide for the payment of all or part of its obligations under the ESP Plan. All rights and incidents of ownership in any such insurance policies or in any other assets of the Company shall belong to the Company (or, with respect to any such insurance policies procured by Grace Connecticut prior to May 25, 1988, to Grace Connecticut); and no employee (individually or as a member of the group), and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any such insurance policies or assets.

ss.6.      General Provisions

         (a) Nothing in the ESP Plan nor in any ESP Agreement or instrument executed pursuant hereto shall confer upon any employee any right to continue



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in the employ of the Company or a Subsidiary, or shall affect the right of the
Company or of a Subsidiary to terminate the employment of any employee with or without cause.

         (b) No ESP Agreement shall become effective unless and until all legal requirements applicable thereto have, in the opinion of counsel to the Company, been complied with.

         (c) The Company or a Subsidiary may make such provisions as it may deem appropriate for the withholding of any taxes which the Company or a Subsidiary determines it is required to withhold in connection with any ESP Agreement, or any contribution or payment thereunder.

         (d) Nothing in the ESP Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Subsidiary now has or may hereafter lawfully put into effect, including, without limitation, any retirement, pension, group insurance, stock purchase, stock bonus or stock option plan.

         (e) The ESP Plan may be amended or terminated by the Board of Directors at any time provided, however, that no such amendment or termination shall adversely affect the rights of an employee under an ESP Agreement unless thirty
(30) days' prior written notice thereof is given to the employee, and, provided further, that no such amendment or termination shall adversely affect the rights of a deceased employee under an ESP Agreement except as otherwise provided therein.











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